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Exhibit 23(a)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 2004, relating to the financial statements and financial statement schedules, which is incorporated in Protective Life Corporation and its subsidiaries' Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated March 11, 2004, except for Note 10 as to which the date is December 14, 2004, relating to the financial statements and financial statement schedules, which appears in the Current Report on Form 8-K dated December 20, 2004. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Birmingham, Alabama
December 30, 2004

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  Exhibit 23(a)
Consent of Independent Registered Public Accounting Firm